                                                                   EXHIBIT 10.31


                               ASSIGNMENT OF LEASE

       THIS ASSIGNMENT OF LEASE (this "Assignment") is made effective as of July 1, 1999 (the "Effective Date"), by and between THE ADVISORY BOARD COMPANY ("Assignor") and DGB ENTERPRISES, INC. ("Assignee").

                                    RECITALS

       A. This Assignment pertains to a certain Office Lease Agreement between John Hancock Mutual Life Insurance Company ("John Hancock"), as landlord, and Assignor, as tenant, dated as of August 7, 1992 (as amended, the "Lease"), pursuant to which Assignor leased certain premises located at 600 New Hampshire Avenue, N.W., Washington, DC, as more particularly described in the Lease.

       B. Assignor, as of the Effective Date, desires to assign all of its right, title and interest in the Lease to Assignee and Assignee desires to accept such assignment.

       NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, agreeing to be legally bound, hereby agree as follows:

              1. Assignment of Lease. As of the Effective Date, Assignor hereby transfers and assigns to Assignee all of its right, title, and interest in and to the Lease.

              2. Assumption of Lease. Assignee hereby accepts the foregoing assignment and agrees, for the benefit of Assignor and John Hancock, to assume and be responsible for the payment of the rent and other charges payable by Assignor as tenant under the Lease, and to keep, perform and observe all of the other terms, covenants, provisions and conditions to be kept, performed or observed by Assignor as tenant under the Lease. Assignee represents that it has a true and correct copy of the Lease and all of is parts and represents that it has read, understands, accepts and agrees to each and every term of the Lease and all of its parts, without qualification.

              3. Applicable Law. This Assignment shall be governed by the applicable laws of the District of Columbia.

              4. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted heirs, successors, legal representatives and assigns.

              5. Integrated Agreement. This Assignment contains the entire integrated agreement between the parties respecting the subject matter of this Assignment and supersedes all prior understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Assignment.

       IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment under seal effective as of the date first written above.

                                    ASSIGNOR:

                                    THE ADVISORY BOARD COMPANY

                                    By: /s/ JEFFREY D. ZIENTS            (SEAL)
                                       ---------------------------------
                                       Name:  Jeffrey D. Zients
                                       Title:  Chief Executive Officer

                                    ASSIGNEE:

                                    DGB ENTERPRISES, INC.


                                    By: /s/ DAVID BRADLEY                (SEAL)
                                       ---------------------------------
                                       Name:  David Bradley
                                       Title:  Chairman



                                       2